EXHIBIT 99.1

News
Release
Vectren Corporation
One Vectren Square
Evansville, IN 47708

Investor Contact     Naveed Mughal, (812) 491-4916, nmughal@vectren.com
Media Contact         Chase Kelley, (812) 491-4128, kckelley@vectren.com

FOR IMMEDIATE RELEASE

May 9, 2016

Vectren Corporation Reports First Quarter 2016 Results
Narrows Consolidated Guidance Range

Evansville, Ind. - Vectren Corporation (NYSE:VVC) today reported first quarter 2016 net income of $48.3 million, or $0.58 per share, compared to net income of $57.0 million, or $0.69 per share, in the first quarter of 2015.

Summary and highlights of results

•	Utility Group earnings were $61.1 million, or $0.74 per share, in the first quarter of 2016, compared to $63.0 million, or $0.76 per share, in 2015.

•	Nonutility Group losses were ($12.7) million, or ($0.16) per share, in the first quarter of 2016, compared to ($5.9) million, or ($0.07) per share, in the first quarter of 2015.

“Our first quarter results for the utility group are on track, even with first quarter weather that was significantly warmer this year as compared to the same time last year.” said Carl Chapman, Vectren’s chairman, president and CEO. “Our utility group results reflect the continued investment in our gas infrastructure program in both Indiana and Ohio. Our Energy Services business performed very well in the quarter, as did Infrastructure Services’ distribution operation as the strong demand for utility distribution infrastructure replacement continues.”

“As we discussed throughout 2015, Infrastructure Services’ transmission operation continues to experience headwinds created by sustained low oil prices, causing increased competition and lower margins for transmission pipeline maintenance work. As we predicted, the first quarter proved to be a challenge for that part of our business, and we expect those challenges to continue through much of 2016. We remain confident in the long term outlook as new pipeline projects are still scheduled to get underway in late 2016 and beyond, which should result in some reduction in competition for pipeline maintenance work.”

2016 earnings guidance range narrowed

The company narrows its 2016 consolidated earnings guidance range to $2.45 to $2.55 per share from the previously announced range of $2.45 to $2.65 per share. The company currently expects 2016 Utility Group earnings to be within a range of $2.00 to $2.05 per share and the Nonutility Group earnings to be within a range of $0.45 to $0.50 per share. This updated guidance range is generally consistent with the current Wall Street analyst consensus estimate of $2.51 per share.

EXHIBIT 99.1

Guidance ranges are based on assumptions and information currently available, including the current expected timing of announced pipeline construction projects. Changes in these assumptions, including further delays in pipeline construction project timing driven by environmental or regulatory changes, could materially impact earnings and result in earnings for 2016 significantly different than this guidance. These targeted ranges are subject to such factors discussed below under "Forward-Looking Statements".

Utility Group discussion

The Utility Group consists of the company’s regulated utility operations and other operations that provide information technology and other support services to those regulated operations. The company segregates its regulated utility operations between a Gas Utility Services operating segment and an Electric Utility Services operating segment. The Gas Utility Services segment provides natural gas distribution and transportation services to nearly two-thirds of Indiana and about 20 percent of Ohio, primarily in the west-central area. The Electric Utility Services segment provides electric transmission and distribution services to southwestern Indiana and includes its power generating and wholesale power operations. The Utility Group also earns a return on shared assets, such as customer billing systems and the customer contact center, used by the company’s utility operations.

For the three months ended March 31, 2016, Utility Group earnings were $61.1 million, compared to $63.0 million in 2015. The decrease is largely driven by decreases in electric utility margin due to warmer weather in the first quarter of 2016 compared to the first quarter of 2015. Decreases in large customer usage, some of which is likely due to weather, also contributed to a decrease in both gas and electric utility margin and results reflect lower wholesale power margin due to lower market pricing compared to first quarter of 2015. Earnings were also unfavorably impacted by increased performance-based compensation expense primarily driven by an increase in the Company’s stock price. These decreases were somewhat offset by increases in gas utility margin from returns on the Indiana and Ohio infrastructure replacement programs. Other decreases in operating expenses, primarily related to the timing of power plant maintenance costs, also favorably impacted earnings.

Gas Utility Services
The Gas Utility Services operating segment earned $40.4 million during both the first quarter of 2016 and 2015. The flat quarter over quarter results reflect increased returns on the Indiana and Ohio infrastructure replacement programs, offset by lower usage by both large customers and small commercial customers in Ohio, largely due to warmer than normal weather. Through rate design, the margin from residential customers in both Indiana and Ohio and commercial customers in Indiana gas operations is largely unaffected by weather. Earnings were also unfavorably impacted by increased performance-based compensation expense primarily driven by an increase in company stock price.

Following is more detailed information related to the earnings from Gas Utility Services. Identified items are presented after the impact of income taxes.

(millions)	Quarter End
2015 Gas Utility Earnings	$40.4

Gas Infrastructure replacement programs	1.9
Weather impact on small customer usage in Ohio	(0.4)
Large customer usage	(0.6)
Performance-based compensation expense	(0.8)
All other	(0.1)
—

2016 Gas Utility Earnings	$40.4

EXHIBIT 99.1

Electric Utility Services
The Electric Utility Services operating segment earned $16.6 million in the first quarter of 2016, compared to $19.2 million in the first quarter of 2015. Electric results, which are not protected by weather normalizing mechanisms, reflect a $2.2 million decrease due to weather as annualized heating degree days in the first quarter of 2016 were 92 percent of normal compared to 104 percent of normal in 2015. Additionally, results reflect a decrease in large customer usage largely driven by less production as a result of customer plant shut downs for maintenance. Results also reflect lower wholesale power margin due to lower market pricing compared to first quarter 2015, driven by lower natural gas prices, as well as an increase in performance-based compensation expense primarily driven by an increase in company stock price. These decreases were somewhat offset by decreases in operating expenses, primarily related to the timing of power plant maintenance expenses.

Following is more detailed information related to the earnings from Electric Utility Services. Identified items are presented after the impact of income taxes.

(millions)	Quarter End
2015 Electric Utility Earnings	$19.2

Weather impact on small customer usage	(2.2)
Wholesale power margin	(0.9)
Large customer usage	(0.5)
Performance-based compensation expense	(0.5)
Lower power plant maintenance expenses	1.8
All other	(0.3)
(2.6)

2016 Electric Utility Earnings	$16.6

Other Operations
The Utility Group also earns a return on shared assets through currently approved rates as if portions of the assets were in the rate base of each utility. Such shared assets include customer billing systems and the customer contact center, as examples. In the first quarter of 2016, earnings from these operations were $4.1 million, compared to $3.4 million in the first quarter of 2015.

Nonutility Group discussion

All amounts included in this section are after tax. Results reported by business group are net of corporate expenses allocated to the Nonutility Group.

In the first quarter of 2016, Nonutility Group results were a loss of ($12.7) million, compared to a loss of ($5.9) million in 2015.

Infrastructure Services
Infrastructure Services provides underground pipeline construction and repair services through wholly owned subsidiaries Miller Pipeline, LLC and Minnesota Limited, LLC.

Results from Infrastructure Services’ operations for the quarter ended March 31, 2016, were losses of ($12.6) million, compared to a loss of ($2.6) million in the first quarter of 2015.

The distribution portion of the infrastructure operation is performing well as gas utilities across the country continue to make significant investments in their gas infrastructure systems. The lower results from the transmission portion of the business are due largely to two large station projects completed in the first quarter of 2015 and lower margin on awarded transmission contracts, as well as fewer transmission maintenance projects being awarded. The lower margin on projects, coupled with a reduction in the projects awarded, is reflective of a more competitive environment as other contractors continue to adjust crews and work load as some large gas and oil projects have been delayed due to the lengthening environmental and regulatory

EXHIBIT 99.1

approval process and the current low oil price environment. Those contractors continue to compete aggressively in the repair and maintenance market, resulting in fewer projects awarded to Infrastructure Services and lower margins on projects won. The strong and growing demand in the distribution services business has helped offset some of the decline in transmission services' results. The growth trend in the distribution services business is expected to continue as utilities expand their infrastructure replacement programs. Finally, though it is possible that the start date of some of the announced pipeline projects is further delayed, primarily due to environmental or regulatory review, the fundamental business model related to the long cycle of repair and maintenance work in the transmission sector remains unchanged as the demand remains high due to aging infrastructure and evolving safety and reliability regulations. Total Infrastructure Services gross revenues in the first quarter of 2016 were $112.5 million compared to gross revenues of $176.9 million in the first quarter of 2015.

At March 31, 2016, Infrastructure Services had an estimated backlog of blanket contracts of $440 million and bid contracts of $215 million, for a total backlog of $655 million. This compares to an estimated backlog at Dec. 31, 2015 of $475 million for blanket contracts and $190 million for bid contracts, for a total of $665 million.

The long-term outlook for construction activity remains strong as utilities, municipalities and pipeline operators repair and replace aging natural gas and oil pipelines and related infrastructure, and as pipeline operators construct new pipelines due to the continued significant demand for shale gas and oil infrastructure. The drop in oil prices has resulted in some production cuts that have been predominately related to the drilling of new wells. There are still significant new pipeline projects totaling approximately 14,000 miles announced for 2016 through 2018 that, even if delayed, are ultimately expected to absorb resources and equipment. The result should be a gradual increase in opportunities for pipeline maintenance work and an increase in margins as the competition for maintenance work decreases. Pipelines are still being built for producing wells and, as such, the demand for this work is still strong. While the drop in oil prices could have greater impact if prices do not continue to rebound, the mix of activity should improve and the long-term trends remain positive.

Energy Services
Energy Services provides energy performance contracting and sustainable infrastructure, such as distributed generation, renewables, and combined heat and power projects through its wholly owned subsidiary Energy Systems Group, LLC (ESG).

Results from Energy Services’ operations for the first quarter of 2016, were earnings of $0.1 million, compared to a loss of ($3.1) million in 2015. Energy Services achieved record first quarter revenues of $49.4 million in 2016, compared to revenues of $23.1 million in the first quarter of 2015.

At March 31, 2016, the backlog of signed fixed price contracts remains high at $208 million compared to $226 million at Dec. 31, 2015. The backlog at March 31, 2016 is down slightly due to the significant number of contracts signed in the fourth quarter of 2015 and, further, the first quarter is not historically a large contract signing period. The company's long-term view of the performance contracting and sustainable infrastructure opportunities remains strong as the national focus on energy conservation and security, renewable energy, and sustainability continues to grow given the expected rise in power prices across the country and customer focus on efficiency and clean energy. Expected activity in the federal sector, as well as positive indications in the public sector and sustainable infrastructure business, is reflected in the strong backlog and sales funnel. Consistent with the national focus on energy conservation and efficiency, in Dec. 2015, the tax code section (Section 179D) allowing for federal tax deductions related to energy efficiency savings achieved was retroactively extended for 2015 through 2016. The impact of these tax deductions reflected in first quarter 2016 results, net of consulting fees, was $0.7 million. Given the timing of the extension in 2015, there was no impact in first quarter 2015.

Please SEE ATTACHED unaudited schedules for additional financial information

Live Webcast on May 10, 2016
Vectren’s financial analyst call will be at 2:00 p.m. (EST), May 10, 2016, at which time management will discuss first quarter 2016 financial results and 2016 earnings guidance. To participate in the call, analysts are asked to dial 1-888-317-6016 10 minutes prior to the start time and refer to the “Vectren Corporation 2016 First Quarter Earnings Call”. All interested parties may listen to the live webcast accompanied by a slide presentation at www.vectren.com. A replay of the webcast will be made available at the same location approximately two hours following the conclusion of the analyst call.

EXHIBIT 99.1

About Vectren
Vectren Corporation (NYSE: VVC) is an energy holding company headquartered in Evansville, Ind. Vectren’s energy delivery subsidiaries provide gas and/or electricity to more than 1 million customers in adjoining service territories that cover nearly two-thirds of Indiana and about 20 percent of Ohio, primarily in the west-central area. Vectren’s nonutility subsidiaries and affiliates currently offer energy-related products and services to customers throughout the U.S. through Infrastructure Services and Energy Services. To learn more about Vectren, visit www.vectren.com.

Forward-Looking Information

A “safe harbor” for forward-looking statements is provided by the Private Securities Litigation Reform Act of 1995 (Reform Act of 1995). The Reform Act of 1995 was adopted to encourage such forward-looking statements without the threat of litigation, provided those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Certain matters described in Management’s Discussion and Analysis of Results of Operations and Financial Condition are forward-looking statements. Such statements are based on management’s beliefs, as well as assumptions made by and information currently available to management. When used in this filing, the words “believe”, “anticipate”, “endeavor”, “estimate”, “expect”, “objective”, “projection”, “forecast”, “goal”, “likely”, and similar expressions are intended to identify forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause the company’s actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following:

•
Factors affecting utility operations such as unusual weather conditions; catastrophic weather-related damage; unusual maintenance or repairs; unanticipated changes to coal and natural gas costs; unanticipated changes to gas transportation and storage costs, or availability due to higher demand, shortages, transportation problems or other developments; environmental or pipeline incidents; transmission or distribution incidents; unanticipated changes to electric energy supply costs, or availability due to demand, shortages, transmission problems or other developments; or electric transmission or gas pipeline system constraints.

•
New legislation, litigation and government regulation, such as changes in or additions to tax laws or rates, pipeline safety regulation and environmental laws, including laws governing air emissions, including carbon, waste water discharges and the handling and disposal of coal combustion residuals that could impact the continued operation, and/or cost recovery of our generation plants and related assets. These compliance costs could substantially change the nature of the company’s generation fleet.

•
Catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, terrorist acts, physical attacks, cyber attacks, or other similar occurrences could adversely affect the company's facilities, operations, financial condition, results of operations, and reputation.

•	Increased competition in the energy industry, including the effects of industry restructuring, unbundling, and other sources of energy.

•
Regulatory factors such as unanticipated changes in rate-setting policies or procedures, recovery of investments and costs made under regulation, interpretation of regulatory-related legislation by the IURC and/or PUCO and appellate courts that review decisions issued by the agencies, and the frequency and timing of rate increases.

•
Financial, regulatory or accounting principles or policies imposed by the Financial Accounting Standards Board; the Securities and Exchange Commission; the Federal Energy Regulatory Commission; state public utility commissions; state entities which regulate electric and natural gas transmission and distribution, natural gas gathering and processing, electric power supply; and similar entities with regulatory oversight.

•	Economic conditions including the effects of inflation rates, commodity prices, and monetary fluctuations.

•
Economic conditions surrounding the current economic uncertainty, including increased potential for lower levels of economic activity; uncertainty regarding energy prices and the capital and commodity markets; volatile changes in the demand for natural gas, electricity, and other nonutility products and services; economic impacts of changes in business strategy on both gas and electric large customers; lower residential and commercial customer counts; higher operating expenses; and further reductions in the value of certain nonutility investments.

•	Volatile natural gas and coal commodity prices and the potential impact on customer consumption, uncollectible accounts expense, unaccounted for gas and interest expense.

•	Volatile oil prices and the potential impact on customer consumption and price of other fuel commodities.

EXHIBIT 99.1

•
Direct or indirect effects on the company’s business, financial condition, liquidity and results of operations resulting from changes in credit ratings, changes in interest rates, and/or changes in market perceptions of the utility industry and other energy-related industries.

•
The performance of projects undertaken by the company’s nonutility businesses and the success of efforts to realize value from, invest in and develop new opportunities, including but not limited to, the company’s Infrastructure Services, Energy Services, and remaining ProLiance Holdings assets.

•
Factors affecting Infrastructure Services, including the level of success in bidding contracts; fluctuations in volume of contracted work; unanticipated cost increases in completion of the contracted work; funding requirements associated with multiemployer pension and benefit plans; changes in legislation and regulations impacting the industries in which the customers served operate; the effects of weather; failure to properly estimate the cost to construct projects; the ability to attract and retain qualified employees in a fast growing market where skills are critical; cancellation and/or reductions in the scope of projects by customers; credit worthiness of customers; ability to obtain materials and equipment required to perform services; and changing market conditions, including changes in the market prices of oil and natural gas that would affect the demand for infrastructure construction.

•
Factors affecting Energy Services, including unanticipated cost increases in completion of the contracted work; changes in legislation and regulations impacting the industries in which the customers served operate; changes in economic influences impacting customers served; failure to properly estimate the cost to construct projects; risks associated with projects owned or operated; failure to appropriately design, construct, or operate projects; the ability to attract and retain qualified employees; cancellation and/or reductions in the scope of projects by customers; changes in the timing of being awarded projects; credit worthiness of customers; lower energy prices negatively impacting the economics of performance contracting business; and changing market conditions.

•	Employee or contractor workforce factors including changes in key executives, collective bargaining agreements with union employees, aging workforce issues, work stoppages, or pandemic illness.

•
Risks associated with material business transactions such as acquisitions and divestitures, including, without limitation, legal and regulatory delays; the related time and costs of implementing such transactions; integrating operations as part of these transactions; and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions.

•
Costs, fines, penalties and other effects of legal and administrative proceedings, settlements, investigations, claims, including, but not limited to, such matters involving compliance with federal and state laws and interpretations of these laws.

The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of changes in actual results, changes in assumptions, or other factors affecting such statements.

-end-